Exhibit 10.16

Translation of Individual Loan/ Security Contract

Industrial and Commercial Bank of China Guangxi Branch

No. B: Gejing Zi Liuzhou Branch Longcheng Sub-branch Year 2007 No. 5

Borrower: Jiang Youru

Lender: Liuzhou City Longcheng Sub-branch of Industrial and Commercial Bank of China

Mortgagor: Guigang Sub-station of Guangxi Liuzhou Medicinal Materials Wholesale Station

Pledgor:

Guarantor:

Special Reminder: Prior to signing this contract, the Borrower and the security provider shall carefully read all provisions of this contract; please pay special attention to the part in black letter. If you have any questions or any part that you do not understand, please promptly consult the Lender and professionals. Once this contract is executed, it is deemed that each party understands and agrees all provisions of this contract.

Each party of this contract, in accordance with relevant laws and regulations, on the equal and voluntary basis, in order to stipulating obligations, hereby executes this contract and agrees to comply with the provision of this contract.

Terms of Loan

Article 1 Type and Amount of Loan
The Lender, according to the application of the Borrower, agrees to issue category       E      oan listed as below, the amount is RMB1,800,000. (Amount in words: RMB One Million Eight Hundred Thousand). (In the event of any discrepancy between the word and Arabic numerals amount, the word shall prevail).
A.  Individual Automobile Consumptive Loan.
B.   Individual Comprehensive Consumptive Loan
C.   Individual Pledge Loan
D.   Individual Credit Loan
E.   Individual Business Loan
F.   General Commercial Student Loan
G.  Other:      Blank

Article 2 Purpose of Loan
The Loan hereunder shall be used for the business and turnover. Without written consent of the Lender, the Borrower shall not use the loan for the other purposes. The Lender has the right to supervise the use of loan.

Article 3 Term of Loan
The term of loan hereunder is 96 months. The actual launch date and the maturity date shall be based on the borrowing certificate. The borrowing certificate shall be a part of this contract, and has the same legal effect.

Article 4 Interest Rate

4.1
The interest rate of the Contract is calculated at upwards/ 30% from the benchmark interest rate of the corresponding grade of the People’s Bank of China, accordingly the annual interest rate is 8.89%, and according to the formula as below:

Monthly Interest Rate = Annual Interest Rate/12, Daily Interest Rate = Annual Interest Rate/360.

4.2
In case the People’s Bank of China adjusts the benchmark interest rate and such adjustment is applicable to the loan hereunder, the interest rate hereunder shall apply the new benchmark interest, and the interest rate of loan hereunder shall be re-calculated according to the terms set forth in Article 4.1; in case the benchmark interest rate is adjusted after the loan is issued, the interest rate of loan is calculated in accordance with category A set forth below:

A.
In the event the term of loan is (or less than) one year, the interest rate stipulated in this contract shall prevail for loans with a life; in the event the term of loan is longer than one year, commencing January 1 of the next year after the date the benchmark interest rate was adjusted, the interest rate hereunder shall be based on the adjusted benchmark rate (in case the benchmark interest rate is adjusted twice or more than twice within one calendar year, the interest rate hereunder shall be base on the last adjusted benchmark rate) and the interest floating percentage set forth in Article 4.1, and the new interest rate shall be applied;

B.	The interest rate shall not be adjusted within the term of loan;

C.	Other: Blank

Article 5 Issuance of Loan

5.1
The condition precedent for the Lender to issue or continue to issue the loan is: the security hereunder has effectuated and continues to be effective (excluding the credit loan), and the Borrower does not breach this contract.

5.2	The Borrower authorizes the Lender to issue the whole amount of loan into the account listed below. The interest of loan shall be calculated commencing the date of the actual date of issuance.

Account Name: Jiang Youru

Account No.: 2105454101207825904

Bank: Longcheng Sub-branch of Industrial and Commercial Bank of China

Article 6 Repayment:

Through consultation of both parties, the Borrower shall repay the loan in category  listed below:

A.     To repay the same amount of principal and interest monthly (the interest calculated monthly);

Monthly Amount of Principal and Interest Repayment =	Principal of Loan x Monthly Interest Rate x (1+Monthly Interest Rate)Mo. For Repayment
(1+Monthly Interest Rate)Mo. For Repayment - 1

B.     To repay the same amount of principal monthly (the interest calculated monthly);

Monthly Amount of Principal and Interest Repayment =	Principal of Loan	+ (Principal of Loan – Repaid Principal of Loan) x Monthly Interest Rate
Months of Term of Loan

C.     Repay the same amount of principal monthly (the interest calculated daily);

Monthly Amount of Principal and Interest Repayment =	Principal of Loan	+ (Principal of Loan – Repaid Principal of Loan) x Daily Interest Rate x Actual days
Months of Term of Loan

D.     One-off repayment when due;

E.     To repay monthly, in accordance with Blank         (month/ three month/ six month/ one-off).

F.     Other: Blank

6.2
The Borrower is entitled a grace period. The grace period is 12 months, commencing the actual date of issuing loan. Within the grace period, the Borrower shall pay the interest monthly, and not repay the principal of loan; after the expiration of the grace period, the Borrower shall repay the principal and interest monthly.

6.3
The repayment date of every installment commences on the corresponding date of every installment of the next month after the actual date of issuance of loan; in the event there is no corresponding date, the repayment date shall be the last day of such installment. The repayment date of the last installment is the maturity date of loan.

6.4	The Borrower designates a personal account opened with the Lender listed below to be the account for repayment:

Account Name: Jiang Youru

Account No.: 2105454101207825904

Bank: Longcheng Sub-branch of Industrial and Commercial Bank of China

6.5
Prior to the repayment date of every installment, the Borrower shall deposit full amount of the principal and interest of loan that shall be repaid, and authorize the Lender to withdraw from the account for repayment on the repayment date of every installment; in the event the Borrower has principal and interest of loan or other expenses that have not been repaid, the Borrower shall timely deposit the aforesaid into the account for repayment, and authorize the Lender to withdraw at any time. In the event the amount in the account for repayment is not enough for the payment due hereunder, the Lender shall withdraw in the sequence of expenses, interests and then the principal.

6.6
In the event the account for repayment is reported loss, frozen, ceased paying, closed, or the Borrower needs to change the account for repayment, the Borrower shall conduct a procedure of change of account for repayment with the Lender. Prior to the effectuation of the change of account for repayment, if the original account for repayment has no adequate amounts in it for withdrawal, the Borrower shall repay the loan at the counter of the Lender. In case the Borrower does not conduct the procedure of change of account for repayment, or repays the loan at the counter of the Lender in time, and does not repay the adequate amount of the principal and interest due and other expenses, the Borrower shall be liable for default liabilities.

Article 7 Early Repayment

7.1	In the event the Borrower earlier repays the loan in whole or in part, it shall submit a 15-day written notice prior to the proposed earlier repayment date.

7.2	The Borrower shall fulfill the following conditions for the earlier repayment:

A.	The Borrower shall pay the Lender the indemnification in accordance with the standard: Indemnification for earlier repayment = (Every time) Actual amount of earlier repayment x Monthly interest rate.

B.	In the event the earlier repayment is partial repayment, the amount of repayment shall not be less than: RMB10,000.

C.
When the Borrower earlier repays the loan, no payment due but not yet being repaid shall exist, including but not limited to the principal, interest, punitive interest, default penalty, indemnification and other expense.

C.	Blank

7.3
The interest of the earlier repayment shall be calculated based on the agreed interest rate set forth in Article 4 and the actual days using the loan; if the Borrower earlier repays the full amount of the principal of loan, it shall repay full amount of interest.

7.4	In the event the term of loan changes due to the earlier repayment, the interest of loan that is not repaid shall be based on category A listed below

A.	To be calculated in accordance with the original interest rate of the loan;

B.
Commencing the date the term of loan is shortened, the interest rate shall be calculated in accordance with the benchmark interest rate corresponding to the actual term after being adjusted, and the floating percentage set forth in Article 4.1, provided that the interest already received before the term is shortened shall not be retroactively adjusted.

Article 8 Extension of Term

In the event the Borrower cannot repay the loan hereunder on schedule and needs to extend the term of loan, it shall submit to the Lender a 30-day written notice prior to the maturity date of loan. After the Lender reviews and agrees the extension of term, both parties shall enter into a extension agreement. If the Lender does not agree to extend the term, the Borrower shall still repay the principal and interest of loan in accordance with the contract.

Article 9 Punitive Interest

9.1
In the event the Borrower does not repay the loan pursuant to the agreed date (including the situation that the maturity date of the loan is accelerated), the Lender has the right to charge a daily interest based on the punitive interest rate; with respect to the interest that cannot be paid on schedule, the Borrower shall pay a compound interest calculated based on the punitive interest rate. The punitive interest rate shall be calculated in accordance with the interest set forth in Article 4 plus 50%.

9.2
The loan that the Borrower does not use in accordance with the contract, the Lender has the right to charge a daily interest calculated in accordance with the punitive interest rate; with respect to the interest that cannot be paid on schedule, the Borrower shall pay a compound interest calculated based on the punitive interest rate. The punitive interest rate shall be calculated in accordance with the interest set forth in Article 4 plus 50%.

9.3
In the event the interest of loan is adjusted in accordance with Article 4.2, the punitive interest rate shall be adjusted accordingly; its circle of adjustment shall be consist with the adjusted circle of interest.

Article 10 Security to Loan

10.1
Except for the credit loan, the security provider voluntarily provides the Lender with a legal and valid mortgage (Guarantee/ Mortgage/ Pledge) to secure the loan. The specific agreements shall be stipulated in the relevant terms of security hereunder. In the event the security of loan is a maximum security, the Lender and the security provider shall enter into a maximum security agreement; in such case the relevant security terms in this contract shall no longer apply.

10.2	In case any adverse change of the security hereunder occurs, the Borrower shall, as per the Lender’s request, timely provides legal and valid security that is acceptable to the Lender.

Article 11 Default and Liability of Default

11.1	If any or several of the events set forth below occur, the Borrower constitutes default:
A.	The Borrower does not fully comply with or fulfill any commitment, guarantee, obligation or liability hereunder;
B.	The Borrower or the security provides false information or conceals material facts;
C.
The Borrower died or is declared dead, missing or is declared missing, or becomes a person with the limited capability or lost the civil capability, and has no heirs, devisees, custodians or property trustees, or his heirs, devisees, custodians or property trustees refuse to fulfill obligations hereunder on behalf of the Borrower;

D.	The Borrower is involved in criminal cases, lawsuits, arbitrations, disputes, and the aforesaid cause adverse effects to his ability of repayment;
E.
The Borrower’s any other debts are not repaid when due (including being declared due prior to its maturity date), or the Borrower does not fulfill his security liability or other obligations, and has affected or mat affect the Borrower to fulfill his obligations hereunder;

F.	If the event set forth in Article 10.2 occurs, but the Borrower does not provide a new security acceptable to the Lender;
G.
With respect to the individual business loan, the Borrower’s business entity refuses or does not coordinate with the Lender’s investigation, inquiry and examination on the Borrower’s financial condition and business operation;

H.	Other events affect or may affect the full repayment of the principal and interest of loan on schedule.

11.2
If the Borrower does not repay the full amount of principal and interest of loan for consecutively three months, or the aforesaid situation has occurred six times, or other default events occur, the Lender has the right to cease issuing the loan that has not been issued, declare the maturity date of loan accelerated, request the Borrower to earlier repay the whole or part of loan, and the accrued interests, punitive interest and other fees until the cancellation of the contract.

11.3	In the event the Borrower defaults, except as otherwise specified in Article 11.2, the Lender has the right to adopt other measures in accordance with the contract and laws.

Article 12 Debit

12.1
In the event the Borrower does not repay the principal, interest, punitive, default penalty, indemnification or other expenses when due (including the maturity date of loan is accelerated), the Lender has the right to debit a corresponding payments in all accounts the Borrower opened with Industrial and Commercial Bank of China and its branches, provided that the Lender shall notify the Borrower.  In the event the Borrower’s contact information changes and the Lender cannot notify the Borrower by phone or mail, the Lender may use notarized delivery and other measures acceptable in accordance with law to fulfill the obligation of notification.

12.2
In the event the Lender debits the time deposit prior to its maturity, if the whole amount needs to be debited prior to the maturity, the interest shall be calculated in accordance with the published interest rate of the demand deposit on the date of debiting; if only a part of amount needs to be debited prior to its maturity, the interest of such part shall be calculated in accordance with the published interest rate of the demand deposit, the interest of remaining amount shall be calculated in accordance with the interest of the date when such time deposit was deposited. The loss arising from the debiting shall be assumed by the Borrower.

Article 13 Expenses

The expenses of registration, notarization, appraisal in connection with the execution and performance of this contract, and the legal counsel expenses, appraisal expenses, and auction expenses that the Lender pays to exercise its rights as the Borrower and the security provider do not fulfill their obligations in accordance with the contract shall be assumed by the Borrower. The Lender may claim fees it prepays for protecting its own interest on behalf of the Borrower at any time, and charges interests in accordance with the interest rate of demand deposit, commencing the date such fees were paid.

Article 14 Joint Borrowing

In the event there are two or more persons jointly borrow money, any of the borrowers shall comply with the obligations hereunder, and assumes the joint and several liabilities to repay the full amount of loan. The Lender has the right to request any of the borrowers to repay the principal and interest that has not been repaid and other expenses that have not been paid.

Terms of Mortgage

In the event the Borrower or a third party provides a mortgage, the Mortgagor shall comply with the terms as follows:

Article 15 Mortgaged Properties

15.1
The Mortgagor voluntarily provides the mortgage to the Lender. The mortgaged properties are listed in the “Mortgaged Property List”. The “Mortgaged Property List” as an appendix of this contract has the same legal effect as this contract.

15.2
The value of the mortgaged properties stipulated in the “Mortgaged Property List” shall not be the appraisal basis when the Lender disposes such mortgaged properties, and shall not constitute any limit to the Lender to exercise its mortgage right.

15.3
The fructus arising from the mortgaged properties, the ancillary objects and rights, fixtures of mortgaged properties, and the insurance compensations, compensations, indemnifications or other form of substitutes shall be with the scope when the Lender exercises its mortgage right.

15.4
The Mortgagor shall carefully retain and use the mortgaged properties, and guarantees the completeness of the mortgaged properties. The Lender has the right to examine the use and management of the mortgaged properties at any time. During the term of the mortgage, if the Mortgagor leases the mortgaged properties, it shall notify the Lender and inform the lessee the fact of the mortgage, and the term of the lease shall not be longer than the term of the loan. In the event the mortgaged properties are disposed with other measures, the Mortgagor shall obtain a prior written consent of the Lender and disclose the fact of mortgage to the purchaser and other relevant persons. The proceeds obtained from selling the mortgaged properties shall be handled in accordance with Article 15.7.

15.5
In the event the mortgaged properties is or may be damaged or lost, the Mortgagor shall timely notify the Lender, and adopt measures to prevent the loss from increasing, and timely submit to the Lender the certificate of damage or loss issued by the competent authorities.

15.6
In the event the activities of the Mortgagor will cause the value of the mortgaged properties decreased, the Mortgagor shall timely cease such activities; if the value of mortgaged properties decreases, the Mortgagor shall timely restore the value of mortgaged properties, or provide the mortgaged properties, of which the value equals to the decreased value.

15.7
With respect to the compensations, indemnifications, insurance compensations the Mortgagor received and the proceeds from disposing the mortgaged properties, the Lender has the right to choose the following measures to handle them:

A. To repay or earlier repay the Borrower’s debts hereunder;
B. To deposit them into the Lender’s designated account to secure the fulfillment of the Borrower’s debt obligations;

C. To repair the mortgaged properties, in order to regain its value;
D. Other measures both parties agree.
If the Mortgagor or the Borrower provides a new mortgaged property that reaches the Lender’s requirements, the Mortgagor may freely dispose the proceeds listed above.

15.8
In the event the Mortgagor conceals the dispute in regard to the ownership of the mortgaged properties, the facts that the mortgaged properties is seized, attached, or has been mortgaged or leased  to a third party, and causes the Lender’s loss, the Mortgagor shall indemnify the full amount of the Lender’s loss.

Article 16 Scope of Mortgage

The scope of mortgage shall include: the principal, interest, punitive interest, compound, and default penalty, indemnification under this contract, and the expenses of the Lender for exercising its rights under this contract, and all other expenses shall be paid.

Article 17 Registration of Mortgage

17.1
After the execution of this contract, the Mortgagor and the Lender shall timely register the mortgage with the competent authority, the mortgage registration certificate shall be held by the Lender before the loan is fully repaid; any change on the mortgage registration that requires a change registration to be completed, the Mortgagor and the Lender shall conduct a change registration.

17.2	After all of obligations hereunder have been fulfilled in accordance with the contract; the Lender shall proactively assist the Mortgagor to conduct a cancellation registration.

Article 18 Disposition of Mortgaged properties

18.1
If any of the following events occurs, the Lender has the right to auction, sell, the mortgaged properties, and has the priority to take the proceed or handles such proceed in accordance with Article 15.7; or set off the debt the Borrower owed after the Lender negotiate with the Mortgagor:

A.	The Borrower does not repay the debt when the loan due (including the maturity being accelerated);
B.
If any of events stipulated in Article 15.6 occurs, the Mortgagor does not timely restore the value of mortgaged properties or provide the corresponding mortgaged properties, of which its value equals to the decreased value;

C.	Other situation that the Lender may legally dispose the mortgaged properties.

18.2
If after repaying all debts the Borrower owed within the scope of mortgage by using the proceeds of disposing the mortgaged properties, and there is still reaming proceed, the Lender shall return the remaining proceed to the Mortgagor.

18.3
The Mortgagor shall proactively coordinate with the Lender when the Lender disposes the mortgaged properties. With respect to the mortgaged house of Mortgagor and the family member he supports, after the People’s Court decides that such house to be auctioned, sold or to be set off the debt, the Mortgagor shall empty such house within 6 months. In the event the Lender agrees to provide temporary housing to the Mortgagor, the Mortgagor shall pay the rent; the accrued rent shall be first deducted from the auction or sales proceed of the house.

18.4	The expense for the Lender to realize its claim shall be first deducted from the auction or sales proceed.

Terms of Pledge

 In the event the Borrower or the third party provides a pledge, the Pledgor shall comply with the terms as follows:

Article 19 Collateral

19.1
The Pledgor voluntarily provides the pledge to the Lender. The collateral is listed in the “Collateral List”. The “Collateral List” as an appendix of this contract has the same legal effect as this contract.

19.2
The value of the collateral stipulated in the “Collateral List” shall not be the appraisal basis when the Lender disposes such collateral, and shall not constitute any limit to the Lender to exercise his pledge right.

19.3
The fructus arising from the collateral, and the insurance compensations, compensations, indemnifications or other form of substitutes shall be with the scope when the Lender exercises its pledge right.

19.4
In the event the value of collateral has adverse changes, the Lender has the right to request the Borrower or the Pledgor to make up the value to the collateral. The Borrower and the Pledgor shall make up the value within the required time frame.

19.5
In the event the collateral is delivered to the Lender, the Lender shall be obligated to carefully retain the collateral. In the event the collateral is lost or damaged, the Lender shall be liable for the civil liabilities. If the Lender is not able to carefully retain the collateral and may cause its loss or damage, the Pledgor may request the Lender to deposit the collateral or request to earlier repay the debt and the Lender shall return the collateral.

19.6
With respect to the compensations, indemnifications, insurance compensations the Pledgor received and the proceeds from disposing the collateral, the Lender has the right to dispose them in the following measures:

A.	To repay or earlier repay the Borrower’s debts hereunder;
B.	To deposit them into the Lender’s designated account to secure the fulfillment of the Borrower’s debt obligations;
C.	To repair the collateral, in order to regain its value;
D.	Other measures both parties agree.
In the event the Pledgor or the Borrower provides the new collateral that reaches the Lender’s requirements, the Pledgor may freely dispose the proceeds listed above.

Article 20 Scope of Pledge

The scope of pledge shall include: the principal, interest, punitive interest, compound, and default penalty, indemnification under this contract, the expenses for retaining the collateral, and for exercising the Lender’s rights under this contract, and all other expenses shall be paid by the Borrower.

Article21 Delivery and Registration

21.1
After the execution of the contract, the Pledgor shall deliver the collateral or the certificate of right to the Lender, after the Lender inspects and accepts the collateral or certificate of right, it shall convey the certificate for receipt of pledge. The fees for retaining the collateral shall be assumed by the Pledgor.

21.2
If the collateral hereunder shall be registered in accordance with laws, the Pledgor and the Lender shall timely conduct the procedure of pledge registration with the relevant registration agency; any change on the pledge registration that requires a change registration to be completed in accordance with laws, the Pledgor and the Lender shall timely conduct a change registration. After all of obligations hereunder have been fulfilled by the Borrower in accordance with the contract; the Lender shall proactively assist the Pledgor to conduct a cancellation registration and return the relevant ownership documents to the Pledgor.

Article 22 Disposition of Collateral

22.1
If any of the following events occurs, the Lender has the right to auction, sell, cash in, withdraw the collateral, and take the proceed with priority, or handle the proceed with other measures set forth in accordance with Article 19.6; or after negotiate with the Pledgor to set off the debt the Borrower owed with the collateral:

A.	The Borrower does not repay the debt when the loan due (including the maturity being accelerated);
B.	If any of events stipulated in Article 19.4 occurs, the Pledgor or the Borrower does not timely make up the value of collateral;
C.	The Lender and the Pledgor agree to cash in or withdraw the collateral to repay the debt due;
D.	Other situation that the Lender may legally dispose the collateral.

22.2
In the event the date of the cash-in or withdrawal to the collateral is prior to the expiration of the period for fulfilling debt obligations, the Lender may cash in or withdraw on the maturity date of the collateral, and negotiates with the Pledgor to earlier repay the secured debt with the proceed or deposit such proceed into the Lender’s designated account to secure the fulfillment the debt obligation of the Borrower.

22.3
In the event the date of the cash-in or withdrawal to the collateral is later than the expiration of period for fulfilling debt obligations, and the Borrower has not repaid the debt 30 days after the expiration of the period for fulfilling the debt obligations, the Lender has the right to cash in or withdraw prior to the maturity date of the collateral, and use the proceed to repay the secured debt with the proceed. The loss arising from the earlier cash-in or withdrawal shall be assumed by the Pledgor; if the maturity date of collateral is within 30 days upon the expiration of the period for fulfilling the debt obligations, the Lender shall dispose the collateral on the maturity date of collateral in accordance with Article 21.1.

22.4
If after repaying all debts the Borrower owed within the scope of pledge by using the proceeds of disposing the collateral, and there is still reaming proceeds, the Lender shall timely return the remaining proceed to the Pledgor.

Terms of Guarantee

In the event the loan hereunder is guaranteed by a third party, the guarantor agrees to comply with the terms as follows:

Article 23: Method of Guarantee

The Guarantor voluntarily provides the Lender with the joint and several liability guarantee.

Article 24 Scope of Guarantee

The scope of guarantee shall include: the principal, interest, punitive interest, compound, and default penalty, indemnification under this contract, the expenses for exercising the Lender’s rights under this contract, and all other expenses shall be paid by the Borrower.

Article 25 Term of Guarantee

The term of guarantee is 2 years commencing the maturity date of loan hereunder; in the event the Lender announces that the maturity date of loan is accelerated, the term of guarantee is 2 years commencing the accelerated maturity date.

Article 26 Debit

In the event the Guarantor does not fulfill the guarantee obligation in accordance with the contract, the Guarantor authorizes the Lender to debit the corresponding amount from all accounts the Guarantor opened with Industrial and Commercial Bank of China and its branches. If the Lender debits the Guarantor’s time deposit, such debit shall be exercised in accordance with Article 12.2. The Lender shall notify the Guarantor when conducting the debit.

Other Terms

Article 27 Transfer

27.1
The Lender may transfer its rights hereunder to the other party without obtaining consents of the Borrower and the security provider. The Lender shall notify the Borrower and the security provider such transfer. The aforesaid notification may be conducted by a written notice or public press release. In the event the mortgage registration or pledge registration needs to be changed due to the Lender’s transfer of right, the Mortgagor and Pledgor shall coordinate with the Lender.

27.2	Without the written consent of the Lender, the Borrower and the Guarantor shall not transfer any rights and obligations under the contract to other parties.

Article 28 Covenant of Guarantor

The Guarantor covenants: In case any of the following events occurs, the Guarantor shall continue to fulfill the guarantee obligation in accordance with the contract without obtaining the Guarantor’s consent:

28.1	The Borrower and the Lender negotiate to change the borrowing terms, but the liabilities of the Borrower do not increase;

28.2	The Lender announces that the maturity date of loan is accelerated;

28.3	The interest is increased due to the adjustments of interest rate of loan pursuant to Article 4;

28.4	The Lender transfers his rights under this contract to any other party.

Article 29 Insurance

29.1
If the Lender requires, the Mortgagor/ Pledgor shall obtain insurances for mortgaged properties/ collateral. The term of insurance shall not be shorter than the term of loan, and the amount of insurance shall not lower than the amount of loan. The insurance premium shall be assumed by the insurance applicant.

29.2
29.2 The Lender shall be specified to be the first beneficiary in the insurance policy, and there shall not be any terms in the insurance to restrain the Lender’s interests. A special agreement shall be stipulated in the insurance policy that once the insured event occurs, the insurer shall directly pay the insurance compensation to the Lender’s designated account. The insurance compensation shall be handled pursuant to Article 15.7 or Article 19.6 hereunder.

29.3
Before Lender’s claims under this contract have not been paid in full, the Mortgagor/ Pledgor shall not cease or rescind the insurance for any reason; in case the insurance is ceased or rescinded, the Lender has the right to conduct the insurance procedure on behalf of the Mortgagor/ Pledgor, and the relevant expenses shall be assumed by the Borrower and the Mortgagor/Pledgor.

Article 30 Notarization

If the Lender requires, each party shall conduct an enforcement notarization to this contract. The Borrower and the security provider agree that after being notarized, this contract has the effect of enforcement. In case the Borrower or the security doe not perform obligations hereunder, the Lender may apply for the execution to the competent People’s Court in accordance with laws.

Article 31 Notice

In case any of the following events occurs, the Borrower and the security provider shall immediately notify the Lender:

31.1
The Borrower does not repay any other debts when due (including the maturity date being declared accelerated), or the Borrower does not fulfill the security liability or other obligations he shall assume;

31.2	To be involved in the criminal case, litigation, arbitration, disputes, and such event adversely affects his ability to repay debts;

31.3	Changes of the address, contact information and company occur;

31.4	The mortgaged properties or collateral is seized, frozen, confiscated, and included in the demolition area or a dispute of ownership occurs;

31.5
In the event the security provider is a legal entity or other origination, changes on its operation system occur, including but not limited to: shareholding reform, contracting, leasing, merger, separation, joint operating, joint venture or cooperation; cessation of business, dissolution, suspension of business for reform, cancellation of business license, revocation of registration of administration for industry and commerce; changes on the articles of association, legal representative, and shareholding.

31.6	Other events affect or may affect the full repayment of principal and interest of loan on schedule.

Article 32 Confidentiality

The Lender shall, in accordance with laws, keep the non-public information provided by the Borrower and security provider for execution and performance of this contract confidential, except as otherwise listed as below:

32.1
The Lender has the right, in accordance with the relevant laws, regulations or other regulatory documents or requests of the financial supervisory institute, to provide the information in connection with this contract and other relevant information to the  Personal Credit Information Database, Enterprise Credit Information Database of People’s Bank of Chin, and other credit information database established in accordance with laws, for the qualified organizations and individuals to search and use. The Lender also has the right for the purpose of execution and performance of this contract, through the  Personal Credit Information Database, Enterprise Credit Information Database of People’s Bank of Chin, and other credit information database established in accordance with laws, to search the relevant information of the Borrower and the security provider.

32.2
In the event the Borrower and  the security provider default under this contract, the Lender has the right, based on the situation of default,  to disclose the information related to default to the public, or for the purpose of collection of debts, to provide the relevant information to the collecting organizations.

Article 33 Severability

In the event any provision of this contract is void or unenforceable, that provision shall not to cause the invalidity or unenforceability of the remainder of this contract, nor affect the enforceability of the entire contract. Among which, if the section of Terms of Loan is void/ rescinded or canceled, in whole or in part, the enforceability of section of Terms of Mortgage, Terms of Pledge or Terms of Guarantee shall not be affected, the security provider shall assume the security liabilities.

Article 32 Dispute Resolution

If any dispute arising from the performance of this contract, each party shall proactively negotiate to reach solution; in the event the parties fail to reach any solution,   the dispute shall be solved in accordance with Article 34.2:

34.1	To submit such dispute to Blank . The arbitration commission will conduct the arbitration in Blank .

34.2	To submit such dispute to the People’s Court at the place where the Lender is domiciled.

34  Blank

Article 35 Miscellaneous

35.1
The Lender’s non-exercise, partial exercise or deferring exercise of any right under this contract shall not constitute a waiver or change to such right or other rights, nor affect the Lender’s further exercise of such right or any other right.

35.2
The title of the provisions of this contract is solely for easy search, and shall not constitute any limitation and effect to the content and interpretation of terms of this contract. The “security provider” hereunder refers to the Mortgagor, Pledgor and Guarantor, respectively; in the event there are two or more  types of security under this contract, the “security provider” refers to all parties providing the security under this contract.

35.3
This contract becomes effective upon the execution of each party. In case the mortgage or pledge needs to be registered or delivered to effectuate as required by laws, the relevant terms are formed upon the execution, and become effective upon the date of registration or delivery.

35.4	This contract consists of original copies, the parties of this contract and the mortgage registration authority each holds one copy. All original copies of this contract have the same legal effect.

Article 36 Supplemental Provisions

Blank
Blank
Blank
Blank

The Lender had brought attention to the Borrower and the security provider that with respect to each provision, especially to the provisions in black letter, they have comprehensive and accurate understanding; the Lender has explained the relevant provisions as per requests of the Borrower and the security provider. The Borrower and the security provider confirm that they have no misunderstanding or doubts to the content of this contract.

Mortgaged Property List

Real Estate Mortgage
Mortgagor: Guangxi Liuzhou Medicinal Materials Wholesale Station Guigang Sub-station
Coverage: 1044.22 square meters
Value: RMB4,058,470
Address: Building 2, Liuzhou Medicinal Materials Wholesale Station Guigang Sub-station, Zhenjing North Ave, Gui Town, Gangbei District, Guigang city

Lender: Liuzhou City Longcheng Sub-branch of Industrial and Commercial Bank of China (with signature and seal)

Borrower: Jiang Youru (with signature)

Mortgagor: Guigang Sub-station of Guangxi Liuzhou Medicinal Materials Wholesale Station (with signature and seal)

Date of Execution: February 12, 2007